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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR


       We consent to the incorporation by reference in this Registration Statement of Tefron Ltd. on Form F-2 of our report, dated January 30, 2004, with respect to the financial statements of AlbaHealth LLC, included in the Annual Report (Form 20-F) of Tefron Ltd. for the year ended December 31, 2003. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.




                                        /s/ McGladrey & Pullen, LLP

Charlotte, North Carolina
May 10, 2004